UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Emerge Energy Services LP

(Exact name of registrant as specified in its charter)

Delaware	90-0832937
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Civic Place, Suite 250

Southlake, Texas 76092

(817) 488-7775

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units representing limited partner interests in the Partnership	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:     333-187487                        (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Emerge Energy Services Partners LP (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,”  “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “The Partnership Agreement” and “Description of Our Common Units” in the prospectus included in the Registrant’s Registration Statement on Form S-l (Registration No. 333-187487), initially filed with the Securities and Exchange Commission on March 25, 2013 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-187487), initially filed with the Securities and Exchange Commission on March 25, 2013, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.	Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

5.

Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the to the prospectus included in the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC
its general partner

Date: May 6, 2013	By:	/s/ Rick Shearer
Rick Shearer
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
1.

Registrant’s Registration Statement on Form S-1 (Registration No. 333-187487), initially filed with the Securities and Exchange Commission on March 25, 2013, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.	Amendment to Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.

Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Form S-1 Registration Statement).

5.

Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the to the prospectus included in the Form S-1 Registration Statement).